Exhibit 99.1

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, TX 77002

NEWS RELEASE

Contact:	Scott D. Winters
Vice President - Investor Relations
713-579-6190 or 800-934-6083

FOR IMMEDIATE RELEASE

PXP ANNOUNCES FIRST QUARTER 2006 RESULTS

Houston, Texas – May 4, 2006 – Plains Exploration & Production Company (NYSE: PXP) (“PXP” or the “Company”) today reported revenues of $252 million for the first quarter 2006 compared to $190 million for the first quarter 2005. Operating cash flow, a non-GAAP measure, nearly doubled to $151.2 million in the first quarter of 2006 compared to $78.1 million reported in the first quarter of 2005. These improvements were due predominately to higher realized sales prices and lower cash payments related to derivative transaction settlements.

PXP reported a net loss of $51.7 million, or $0.66 per diluted share, compared to a net loss of $205.6 million, or $2.66 per diluted share for the first quarter 2005. The results for the first quarter 2006 include a $169.3 million pre-tax loss on mark-to-market derivative contracts (cash payments related to the put and call option premiums during the quarter totaled $24.9 million), a $36.5 million pre-tax non cash charge to revenue related to certain oil hedges and a $7.7 million pre-tax charge related to stock-based compensation.

Without the effects of these items net income for the first quarter would have been $65.8 million, or $0.83 per diluted share, compared to $20.2 million or $0.26 per diluted share for 2005. See the end of this release for an explanation and reconciliation of non-GAAP financial measures.

First quarter 2006 sales volumes were 60.7 thousand barrels of oil equivalent per day (BOEPD) compared to first quarter 2005 sales volumes of 63.7 thousand BOEPD. Sales volumes were lower year-over-year due to previously announced asset sales in the second quarter 2005.

The average realized sales price per BOE before hedging and derivative transactions was $52.56 during the first quarter 2006 compared to $39.21 for the same period a year ago. Cash payments related to hedging and derivative transactions for the three months were $4.05 per BOE in 2006 compared to $11.12 for the prior year period.

Total production costs were $13.03 per BOE in the first quarter of 2006, compared to $11.14 per BOE in 2005. The year-over-year increase per unit is primarily attributable to higher lease operating costs due to general cost increases from service providers as well as higher expenditures for repairs and maintenance and well workovers.

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Oil and gas capital expenditures for the first quarter of 2006 were $146.6 million compared to $89.3 million for the prior year period. The increase is due to a capital spending plan that is front-end loaded for the year 2006 and to completion and delineation capital for successful exploration wells.

DERIVATIVE UPDATE

As previously announced, PXP has executed a series of contracts that will eliminate all of its 2007 and 2008 crude oil price collars at a pre-tax cost of approximately $600 million assuming payment in second quarter of 2006. Of the $169 million pre-tax loss on mark-to-market derivative contracts reported in the first quarter, approximately $87 million is related to 2006 and 2007 crude oil puts and 2006 natural gas calls and approximately $82 million is related to the 2007 and 2008 collars. PXP estimates it will recognize a pre-tax loss of approximately $90 million in the second quarter of 2006 related to the 2007 and 2008 crude oil collars.

Additionally on April 24, 2006, PXP acquired $55 crude oil put options on 32,000 barrels of oil per day (BOPD) in 2008. In late April, PXP acquired additional $55 crude oil put options on 10,000 BOPD in 2008. The average cost of the $55 crude oil put options on 42,000 BOPD in 2008 is $3.79 per barrel on a deferred premium basis. The puts will be marked-to-market each quarter with fair value gains and losses recognized currently as a gain or loss on mark-to-market derivative contracts on the income statement. A summary table of PXP’s derivative position is attached.

OPERATIONAL UPDATE

In offshore California at PXP’s Point Pedernales Field, the first of four planned in-fill wells, the Platform Irene A-20 well, was completed in April at a rate of 2,033 BOEPD. The next in-fill well, Irene A-12 is now underway. Drilling operations at Point Pedernales may not be continuous as workovers of existing wells will also be conducted with the available platform rig. PXP has a 100 percent working interest at Point Pedernales.

At PXP’s Rocky Point development in offshore California, as a follow on to the successful re-drill of the C-14 and C-13 wells, PXP and its partners approved and have just finished drilling a new near horizontal well, the C-15, to total depth. Geological tops and total pay exposure was as expected from the pre-drill analysis. Completion operations should be finished and the well on production by June. With the addition of the C-15 well and including the original C-12 development well, the total Rocky Point well count will be 4, all from the same platform. PXP’s working interest at Point Arguello and Rocky Point is approximately 69.3 percent. Further Rocky Point drilling beyond the new C-15 well is not presently anticipated and the rig will be released. Present gross Rocky Point production is approximately 3,200 BOEPD from the 3 presently completed wells.

In California’s Los Angeles Basin, 27 wells have been completed thus far in 2006 all in the Inglewood Field. Drilling activities during this period have been concentrated in the Vickers-Rindge waterflood zone with 26 of the 27 year-to-date completions. Of those wells, 14 are producers and 12 are water injection wells. Drilling will continue in Inglewood during 2006 in

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the Vickers-Rindge and in expanding the successful developments in the Moynier and Rubel formations with approximately 16 planned wells in 2006 targeting those deeper zones. Total Inglewood Field production is now approximately 9,500 net BOEPD, up by approximately 3,000 net BOEPD from when Inglewood re-development began in early 2004. Drilling is also planned to start this summer at the Las Cienegas Field acquired by PXP in 2005. Six Las Cienegas wells are planned and permitted. PXP operates both developments and has a 100 percent working interest in Inglewood and an average 70 percent working interest in Las Cienegas.

In the San Joaquin Valley, 78 wells have been drilled thus far in 2006. In the Midway Sunset Field, 43 cyclic steam producers were drilled. In the Cymric Field, 12 producers were completed with another 16 steam injection wells drilled. Another seven producers were drilled in other San Joaquin Valley fields. PXP generally has a 100 percent working interest and an 80-100 percent income interest in the San Joaquin Valley properties.

In the Texas portion of the Eastern Development Unit, PXP initiated drilling operations in a horizontal drilling project in several prospect areas in the Ellenburger Formation of West Texas and the Pettit Formation of East Texas. One Ellenburger well has flowed oil and gas but will need a sustained production test to determine commerciality. A second Ellenburger test was unsuccessful with only a vertical pilot hole drilled and a third is just starting drilling operations. An initial Pettit test was unsuccessful in the vertical pilot and the second Pettit prospect is now drilling its horizontal section. PXP has an 80-100 percent working interest in most of the Ellenburger and Pettit acreage.

In the deepwater Middle/Lower Miocene trend area of the Gulf of Mexico, PXP is currently participating in 4 drilling wells, 3 of which are initial exploratory tests and the other is an appraisal/delineation well. PXP owns a 12.5 percent working interest in the Big Foot prospect announced by the operator earlier this year as a successful well. Appraisal operations at Big Foot are underway. PXP is also currently participating in drilling the Caesar Prospect with a 17.5 percent working interest and the Friesian Prospect with a 10 percent working interest. Operations at the Grand Cayman prospect are just starting. PXP has a 30 percent interest in Grand Cayman. Operations are anticipated to begin this summer at one additional deepwater Miocene exploratory test, the Norman Prospect. PXP has a 15 percent working interest in Norman. PXP’s deepwater leasehold position totals over 40 blocks. Additionally PXP was an apparent high bidder on 2 deepwater blocks at the March 2006 Central Gulf lease sale.

2006 OUTLOOK

PXP is increasing its estimate of total capital in 2006 on a “stand-alone” basis to $496 million of operational capital and $30 million of capitalized G&A and interest due to additional new prospect and/or appraisal drilling in the deepwater Gulf of Mexico not anticipated within previous guidance. PXP reaffirms all other 2006 estimates filed via Forms 8-K on December 6, 2005, March 3, 2006 and March 10, 2006.

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PROPOSED ACQUISITION OF STONE ENERGY

As previously announced, PXP entered into a definitive agreement to acquire Stone Energy Corporation (NYSE: SGY) (“Stone”) in a stock-for-stock transaction. Stone stockholders will receive 1.25 shares of PXP common stock for each share of Stone common stock.

The Boards of Directors of both companies have approved the merger agreement and each will recommend it to their respective stockholders for approval. The transaction will remain subject to stockholder approval from both companies and other customary conditions. The companies anticipate completing the transaction in the third quarter of 2006.

FIRST QUARTER EARNINGS CONFERENCE CALL

PXP will host a conference call today May 4, 2006 at 2:00 p.m. Central to discuss results and other forward-looking items. Investors wishing to participate may dial 1-800-567-9836 or 1-973-935-8460. The replay will be available through May 18, 2006 and can be accessed by dialing 1-877-519-4471 or 1-973-341-3080, Replay ID: 7262760.

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, exploiting, developing and producing oil and gas in its core areas of operation: onshore and offshore California, West Texas and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

* completion of the proposed merger,

* effective integration of the two companies,

* reserve and production estimates,

* oil and gas prices,

* the impact of derivative positions,

* production expense estimates,

* cash flow estimates,

* future financial performance,

* planned capital expenditures, and

* other matters that are discussed in PXP and Stone’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the

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SEC, including our Form 10-K for the year ended December 31, 2005, for a discussion of these risks.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except for any obligation to disclose material information under the Federal securities laws, we do not intend to update these forward-looking statements and information.

PXP AND STONE WILL FILE A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING PXP, STONE AND THE ACQUISITION. A DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WILL BE SENT TO SECURITY HOLDERS OF PXP AND STONE SEEKING THEIR APPROVAL OF THE ACQUISITION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY PXP AND STONE WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS (RELATING TO PXP) MAY ALSO BE OBTAINED FOR FREE FROM PXP BY DIRECTING A REQUEST TO PLAINS EXPLORATION & PRODUCTION COMPANY, 700 MILAM, SUITE 3100, HOUSTON, TX 77002, ATTENTION: JOANNA PANKEY; TELEPHONE: (713) 579-6000, E-MAIL: JPANKEY@PLAINSXP.COM.

THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS (RELATING TO STONE) MAY ALSO BE OBTAINED FOR FREE FROM STONE BY DIRECTING A REQUEST TO STONE ENERGY CORPORATION, 625 E. KALISTE SALOOM ROAD, LAFAYETTE, LA 70508, ATTENTION: KENNETH BEER, TELEPHONE: (337) 237-0410, E-MAIL: CFO@STONEENERGY.COM.

PXP, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from PXP’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition is contained in the Registration Statement Form S-4 when it is filed.

Stone, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Stone’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interest in the acquisition is contained in the joint proxy statement/prospectus when it is filed.

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Plains Exploration & Production Company
Operating Data

	Quarter Ended March 31, 2006	2005
Daily Average Volumes		
Oil and liquids sales (Bbls)	52,404	49,082
Gas (Mcf)		
Production	64,723	103,075
Used in steam operations	15,067	15,387
Sales (1)	49,656	87,688
BOE		
Production	63,191	66,261
Sales (1)	60,680	63,696
Unit Economics (in dollars) (2)		
Average NYMEX Prices		
Oil	$ 63.51	$ 49.90
Gas	8.94	6.21
Average Realized Sales Price Before Derivative Transactions		
Oil (per Bbl)	$ 53.32	$ 40.79
Gas (per Mcf)	7.95	5.78
Per BOE	52.56	39.21
Costs and Expenses per BOE		
Production costs		
Lease operating expenses	$ 7.72	$ 5.42
Steam gas costs	2.34	2.80
Electricity	1.62	1.10
Production and ad valorem taxes	1.06	1.23
Gathering and transportation	0.29	0.59

(1) 2005 amounts represent volumes presented on a basis consistent with 2006. See note 2.

(2) In 2005 gas revenues included amounts attributable to buy-sell contracts related to our thermal recovery operations in California and associated costs were included in steam gas costs. As a result of our adoption of EITF 04-13 effective January 1, 2006, in 2006 certain costs associated with such contracts are reflected as a reduction in gas revenues and the associated volumes are not included in sales volumes. Amounts per BOE reflected in the foregoing table are based on production volumes for 2005 and sales volumes for 2006.

	2006	2005
Cash receipts (payments) related to 2006 and 2005 derivative contracts that settled during the periods ($/thousands):		
Contracts accounted for using hedge accounting		
Oil revenues	$ -	$ (28,175)
Gas revenues	-	(1,035)
Steam gas costs	-	1,396
Mark-to-market contracts		
Oil	(22,093)	(37,013)
Gas	(2,816)	-

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Plains Exploration & Production Company
Consolidated Balance Sheets
(in thousands of dollars)

	March 31, 2006	December 31, 2005
ASSETS		
Current Assets		
Cash and cash equivalents	$ 1,159	$ 1,552
Accounts receivable	133,805	148,691
Inventories	11,177	10,325
Deferred income taxes	144,996	128,816
Other current assets	6,083	3,948
	297,220	293,332
Property and Equipment, at cost		
Oil and natural gas properties - full cost method		
Subject to amortization	2,725,290	2,604,892
Not subject to amortization	140,713	112,204
Other property and equipment	17,171	16,282
	2,883,174	2,733,378
Less allowance for depreciation, depletion and amortization	(547,079)	(498,075)
	2,336,095	2,235,303
Goodwill	173,809	173,858
Other Assets	37,088	39,449
	$ 2,844,212	$ 2,741,942
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current Liabilities		
Accounts payable	$ 125,077	$ 122,996
Commodity derivative contracts	165,647	85,596
Royalties payable	45,031	43,279
Stock appreciation rights	57,284	55,170
Interest payable	12,087	13,000
Other current liabilities	30,182	43,957
	435,308	363,998
Long-Term Debt		
Revolving credit facility	287,000	272,000
8.75% Senior Subordinated Notes	276,489	276,538
7.125% Senior Notes	248,863	248,837
	812,352	797,375
Other Long-Term Liabilities		
Asset retirement obligation	159,004	155,865
Commodity derivative contracts	485,390	440,543
Other	7,585	7,014
	651,979	603,422
Deferred Income Taxes	246,127	258,810
Stockholders' Equity		
Common stock	787	784
Additional paid-in capital	949,830	940,988
Retained earnings (deficit)	(185,316)	(133,664)
Accumulated other comprehensive income	(66,855)	(89,566)
Treasury stock, at cost	-	(205)
	698,446	718,337
	$ 2,844,212	$ 2,741,942

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